Exhibit 99.1

November 13, 2013

Tetra Tech Reports Fourth Quarter and Fiscal 2013 Results

•                 Q4 Net Revenue and EPS in-line with guidance

•                 Q4 Net Revenue $532 million / Q4 EPS $0.39

•                 FY14 EPS Guidance: $1.60 – $1.80

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 29, 2013.

Fourth Quarter Results

Revenue in the fourth quarter was $698.4 million compared to $719.4 million in the same period last year.  Revenue, net of subcontractor costs1, in the fourth quarter was $531.5 million compared to $536.3 million in the fourth quarter last year.  Operating income was $40.6 million compared to $48.5 million in the fourth quarter last year.  Diluted earnings per share (EPS) were $0.39 compared to $0.47 in the fourth quarter last year.  Backlog was $1.91 billion compared to $2.14 billion at the end of the fourth quarter last year.  Cash generated from operations was $22.5 million compared to $29.8 million in the fourth quarter last year.

Fiscal Year Results

Revenue for fiscal 2013 was $2.61 billion compared to $2.71 billion in fiscal 2012.  Revenue, net of subcontractor costs, was $2.02 billion compared to $2.02 billion in fiscal 2012.  Excluding the fiscal 2013 third quarter non-cash goodwill impairment charge, operating income was $76.8 million compared to $166.4 million in fiscal 2012.  Diluted loss per share was $0.03 for fiscal 2013.  Excluding the goodwill impairment charge, EPS were $0.70 per share compared to EPS of $1.63 in fiscal 2012.  Cash generated from operations was $137.8 million compared to $158.0 million in fiscal 2012.

On June 17, 2013, Tetra Tech’s Board of Directors (the “Board”) authorized the repurchase of up to $100 million of its common stock (the “Stock Repurchase Program”).  The Stock Repurchase Program was amended by the Board, effective on November 18, 2013, extending the program through fiscal 2014 and revising the pricing parameters to enable repurchases at a higher stock price.  There is no guarantee as to the exact number of shares that will be repurchased under the program.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech finished the year with solid performance in the fourth quarter, in-line with the Company’s guidance.  Over the last quarter, we have seen Eastern Canada and mining stabilize on a sequential basis, as we anticipated.  In fiscal 2014, without additional acquisitions, we expect to grow net revenue approximately 10%, led by our U.S. commercial programs that are expected to increase approximately 10-15%.  Overall, our expansion of international and U.S. commercial work is anticipated to result in EBITDA margin of 11-12% in fiscal 2014.  The investments we made in key growth markets have provided us with a strong foundation for the coming year.”

1  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

In thousands (except EPS data)	Three Months Ended		Fiscal Year Ended
	Sep. 29, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012
Revenue	$698,376	$719,405	$2,613,755	$2,711,075
Subcontractor costs	(166,831)	(183,149)	(588,923)	(689,005)
Revenue, net of subcontractor costs	531,545	536,256	2,024,832	2,022,070

Operating Income	40,626	48,471	20,218	166,367
Interest expense, net	(2,355)	(1,389)	(7,686)	(5,571)
Income tax expense	(12,930)	(16,542)	(14,038)	(56,064)
Net income (loss) including noncontrolling interests	25,341	30,540	(1,506)	104,732
Net income attributable to noncontrolling interests	(140)	(108)	(635)	(352)
Net income (loss) attributable to Tetra Tech	$25,201	$30,432	$(2,141)	$104,380

Earnings (loss) per share attributable to Tetra Tech:
Basic	$0.39	$0.48	$(0.03)	$1.65
Diluted	$0.39	$0.47	$(0.03)	$1.63

Weighted-average common shares outstanding:
Basic	64,272	63,623	64,544	63,217
Diluted	64,853	64,396	64,544	63,934

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2014 to be in the range of $0.35 to $0.40.  Revenue, net of subcontractor costs, for the first quarter is expected to range from $440 million to $500 million.  For fiscal 2014, Tetra Tech expects diluted EPS to be $1.60 to $1.80 and cash EPS2 to be $2.30 to $2.60.  Revenue, net of subcontractor costs, for fiscal 2014 is expected to range from $2.1 billion to $2.3 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s website at www.tetratech.com on November 14, 2013 at 8:00 a.m. (PT).

2  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

2

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; the effect of sequestration under the Budget Control Act of 2011; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; the failure to adequately recover on our claims for additional contract costs; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

3

Tetra Tech, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	September 29, 2013	September 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$129,305	$104,848
Accounts receivable - net	660,847	700,480
Prepaid expenses and other current assets	61,446	48,168
Income taxes receivable	20,044	5,817
Total current assets	871,642	859,313

Property and equipment - net	88,026	74,309
Investments in and advances to unconsolidated joint ventures	2,198	3,279
Goodwill	722,792	635,958
Intangible assets - net	86,929	74,231
Other long-term assets	27,505	23,940
Total Assets	$1,799,092	$1,671,030

Liabilities and Equity
Current Liabilities:
Accounts payable	$142,813	$154,003
Accrued compensation	114,810	128,086
Billings in excess of costs on uncompleted contracts	79,507	90,909
Deferred income taxes	18,170	20,809
Current portion of long-term debt	4,311	2,031
Estimated contingent earn-out liabilities	23,281	35,407
Other current liabilities	100,241	72,549
Total current liabilities	483,133	503,794

Deferred income taxes	30,525	24,268
Long-term debt	203,438	81,047
Long-term estimated contingent earn-out liabilities	58,508	16,132
Other long-term liabilities	24,685	25,922

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of September 29, 2013 and September 30, 2012	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 64,134 and 63,837 shares as of September 29, 2013 and September 30, 2012, respectively	641	638
Additional paid-in capital	443,099	433,009
Accumulated other comprehensive income	1,858	31,017
Retained earnings	552,165	554,306
Tetra Tech stockholders’ equity	997,763	1,018,970
Noncontrolling interests	1,040	897
Total equity	998,803	1,019,867
Total Liabilities and equity	$1,799,092	$1,671,030

Tetra Tech, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Revenue	$698,376	$719,405	$2,613,755	$2,711,075
Subcontractor costs	(166,831)	(183,149)	(588,923)	(689,005)
Other costs of revenue	(443,624)	(447,675)	(1,757,842)	(1,663,065)
Selling, general and administrative expenses	(48,193)	(56,483)	(199,732)	(210,970)
Contingent consideration - fair value adjustments	898	17,287	9,560	19,246
Impairment of goodwill	-	(914)	(56,600)	(914)
Operating income	40,626	48,471	20,218	166,367
Interest expense - net	(2,355)	(1,389)	(7,686)	(5,571)
Income before income tax expense	38,271	47,082	12,532	160,796
Income tax expense	(12,930)	(16,542)	(14,038)	(56,064)
Net income (loss) including noncontrolling interests	25,341	30,540	(1,506)	104,732
Net income attributable to noncontrolling interests	(140)	(108)	(635)	(352)
Net income (loss) attributable to Tetra Tech	$25,201	$30,432	$(2,141)	$104,380

Net income (loss) attributable to Tetra Tech per share:
Basic	$0.39	$0.48	$(0.03)	$1.65
Diluted	$0.39	$0.47	$(0.03)	$1.63

Weighted-average common shares outstanding:
Basic	64,272	63,623	64,544	63,217
Diluted	64,853	64,396	64,544	63,934

TETRA TECH, INC

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	September 29,	September 30,
	2013	2012

Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$(1,506)	$104,732

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	62,605	56,902
Loss on settlement of foreign currency forward contract	270	286
Equity in income of unconsolidated joint ventures	(3,461)	(2,916)
Distributions of earnings from unconsolidated joint ventures	4,458	3,194
Stock-based compensation	8,775	10,839
Excess tax benefits from stock-based compensation	(886)	(624)
Deferred income taxes	(11,468)	(5,512)
Provision for doubtful accounts	13,818	4,768
Impairment of goodwill	56,600	914
Fair value adjustments to contingent consideration	(9,560)	(19,246)
Fair value adjustments to assets held for sale	-	3,437
Foreign exchange loss (gain)	754	(139)
Lease termination costs and related asset impairment	7,188	1,261
(Gain) loss on disposal of property and equipment	(287)	191

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	87,367	(39,960)
Prepaid expenses and other assets	(11,782)	26,284
Accounts payable	(34,191)	(14,529)
Accrued compensation	(16,385)	15,678
Billings in excess of costs on uncompleted contracts	(16,830)	2,425
Other liabilities	21,489	7,371
Income taxes receivable/payable	(19,218)	2,665
Net cash provided by operating activities	137,750	158,021

Cash flows from investing activities:
Capital expenditures	(27,545)	(25,106)
Payments for business acquisitions, net of cash acquired	(171,329)	(55,014)
Payment in settlement of foreign currency forward contract	(4,177)	(4,192)
Receipt in settlement of foreign currency forward contract	3,907	3,906
Changes in restricted cash	470	-
Investments in unconsolidated joint ventures	(20)	(430)
Proceeds from sale of property and equipment	2,089	1,037
Net cash used in investing activities	(196,605)	(79,799)

Cash flows from financing activities:
Payments on long-term debt	(171,400)	(120,792)
Proceeds from borrowings	296,389	52,672
Payments of earn-out liabilities	(33,672)	(18,055)
Payments of debt issuance costs	(2,136)	-
Distributions paid to noncontrolling interests	(445)	(9)
Excess tax benefits from stock-based compensation	886	624
Repurchases of common stock	(20,000)	-
Net proceeds from issuance of common stock	15,993	18,166
Net cash provided by (used in) financing activities	85,615	(67,394)

Effect of foreign exchange rate changes on cash	(2,303)	3,526

Net increase in cash and cash equivalents	24,457	14,354
Cash and cash equivalents at beginning of year	104,848	90,494

Cash and cash equivalents at end of year	$129,305	$104,848

Supplemental information:
Cash paid during the year for:
Interest	$5,049	$5,279
Income taxes, net of refunds received	$35,796	$58,126